UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2006

American Real Estate Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 702-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On October 25, 2006, National Energy Group, Inc. (OTCBB:NEGI), or NEGI, our majority owned subsidiary, and our subsidiaries NEG Oil & Gas LLC, NEG, Inc. and American Real Estate Holdings Limited Partnership, or AREH, entered into an agreement pertaining to the possible purchase of NEGI’s membership interest in NEG Holding LLC (“NEG Holding”). NEG Oil & Gas, which is our wholly-owned indirect subsidiary, is the owner of 50.01% of NEGI’s common stock and the managing membership interest in NEG Holding. NEGI’s sole material asset is its membership interest in NEG Holding.

The possible purchase of NEGI’s membership interest in NEG Holding would be pursuant to NEG Oil & Gas’ redemption right under Section 5.4 of the NEG Holding Operating Agreement, which provides that NEG Oil & Gas has the right at any time to purchase, or to cause NEG Holding to purchase, NEGI’s interest in NEG Holding for an amount equal to the fair market value of NEGI’s interest determined as if NEG Holding had sold all of its assets for fair market value and liquidated.

Pursuant to the agreement, if the transactions contemplated by the Exclusivity Agreement and Letter of Intent, or the Letter of Intent, dated September 7, 2006 by and among Riata Energy, Inc. (now known as SandRidge Energy, Inc.), AREH and us are completed and NEG Oil & Gas exercises the redemption right under Section 5.4 of the NEG Holding Operating Agreement, NEGI would transfer its membership interest in NEG Holding to NEG Oil & Gas or one of its affiliates and NEG Oil & Gas would cause to be delivered to NEGI a payment of approximately $261.1 million, which the parties agree is the amount owed to NEGI for its interest in NEG Holding pursuant to Section 5.4 of the NEG Holding Operating Agreement. The payment would be adjusted to take into consideration the accrual of interest, after November 1, 2006, on NEGI’s 10.75% senior notes due 2007.

In addition, under the agreement, NEGI, NEG Oil & Gas, NEG and AREH each agree that no action taken in furtherance of the transactions contemplated by the Letter of Intent will be deemed a breach of the Agreement and Plan of Merger, or the Merger Agreement, dated December 7, 2005 by and among NEGI, NEG Oil & Gas, NEG and AREH.

Pursuant to the agreement, the Merger Agreement will automatically terminate upon the transfer of NEGI’s membership interest in NEG Holding. At the time the payment is delivered to NEGI with respect to its membership interest in NEG Holding, as described above, any assets or property of NEG Oil & Gas and its subsidiaries owned by them but in the possession of NEGI will be transferred and delivered to NEG Oil & Gas or its subsidiaries.

There cannot be any assurance that the redemption or the transactions contemplated by the Letter of Intent will occur.

This summary of the agreement is qualified in its entirety by reference to the full text of the agreement filed herewith as an exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01(d) Exhibits

Exhibit 10.1 - Agreement, dated as of October 25, 2006 by and among National Energy Group, Inc., NEG Oil & Gas LLC, NEG, Inc. and American Real Estate Holdings Limited Partnership.

[remainder of page intentionally left blank; signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By: American Property Investors, Inc.,
its General Partner

By:	/s/ Hillel Moerman
Hillel Moerman,
Chief Financial Officer
American Property Investors, Inc.,
the General Partner of
American Real Estate Partners, L.P.

Date: October 30, 2006